UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 2, 2017
Date of report (Date of earliest event reported)
_____________________________
TERRAVIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080
(Address of Principal Executive Offices)

94080
(Zip Code)

(650) 780-4777
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Forbearance Agreement

On May 3, 2017, TerraVia Holdings, Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain beneficial owners and/or investment advisors or managers of discretionary accounts for such beneficial owners (the “Holders”) of approximately 69% in aggregate principal amount of the Company’s 5.00% convertible senior subordinated notes due 2019 (the “2019 Notes”) (the “Consenting Holders”). The 2019 Notes were issued pursuant to an Indenture, dated as of April 1, 2014 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (including its successor or assign as trustee under the Indenture, the “Trustee”).
Pursuant to the Forbearance Agreement, each Consenting Holder has agreed that, during the “Forbearance Period” and subject to certain termination events, it will not, among other things, (i) take any action, enforce any of its rights or remedies or accelerate the obligations under the Indenture, the 2019 Notes or otherwise, or (ii) direct the Trustee to take any action, enforce any rights or remedies or accelerate the obligations under the Indenture, the 2019 Notes or otherwise, against the Company, its affiliates or, in each case, any assets thereof, in each case solely with respect to the Company’s failure to make the interest payment due on April 3, 2017 on the 2019 Notes.
As defined in the Forbearance Agreement, the “Forbearance Period” ends on the earlier of June 28, 2017 and the occurrence of any of the specified early termination events described therein, which include (i) a further default or event of default under the Indenture and (ii) acceleration of the principal of the 2019 Notes. The Forbearance Period may also be terminated by the Consenting Holders upon the occurrence of certain specified events described therein, which include, among other things, (i) material payments, transactions or expenditures outside the ordinary course of business, (ii) material payments to any subsidiary or affiliate of the Company other than a direct or indirect payment to or for the benefit of Solazyme Bunge Produtos Renovaveis Ltda. (“SB Oils”), the Company’s joint venture with Bunge Global Innovation, LLC and certain of its affiliates, for the purpose of funding the ordinary course operating-related expenses of SB Oils, (iii) failure to take all reasonable efforts in good faith to reduce expenditures, (iv) incurrence of any indebtedness for borrowed money or any indebtedness that is secured by liens senior in right of payment or priority to the 2019 Notes, (v) the Company does not work diligently to advance both (a) the ongoing marketing process to sell all or substantially all, or a portion of, its business (the “M&A Process”) and (b) to obtain an exit financing facility to support a possible restructuring of the Company’s obligations under the 2019 Notes and the Company’s 6.00% Convertible Senior Subordinated Notes due 2018 (the “Exit Financing Search”), (vi) failure to establish May 26, 2017 as a firm deadline for the delivery of non-binding indications of interest in the M&A Process and non-binding financing proposals in the Exit Financing Search or (vii) if, prior to May 26, 2017, the Company and the Consenting Holders have not agreed to the material terms of a potential restructuring.
In furtherance of the foregoing, during the Forbearance Period, the Company has agreed to provide the Consenting Holders (or, in the event that such information is or may be non-public or otherwise restricting, the Consenting Holders’ legal and financial advisors) with (i) information relating to (a) any action or development that has or reasonably could have a material adverse effect on the Company or the Consenting Holders and (b) any action or development that constitutes or reasonably could constitute an event that could terminate the Forbearance Period, (ii) any information reasonably requested by the Consenting Holders’ legal and financial advisors, (iii) weekly updates on the Company’s ongoing sale and financing processes, and (iv) beginning no later than May 12, 2017, a 13-week cash flow forecast and, thereafter, weekly updates thereto. The Company’s failure to provide any of information set forth in the foregoing clauses (i) through (iv) allows the Consenting Holders to terminate the Forbearance Period if such failure is not cured within three (3) days thereof.
In addition, and notwithstanding anything in the Forbearance Agreement or in the Indenture to the contrary, solely during the Forbearance Period, the occurrence of any indebtedness that is secured by liens senior in right of payment or priority to the 2019 Notes (with respect to indebtedness greater than $10 million incurred outside of the ordinary course by the Company or any of its subsidiaries other than SB Oils) is prohibited by the Forbearance Agreement and upon such prohibited action occurring, 100% of the 2019 Obligations shall become and shall automatically be immediately due and payable, without notice to the Company or any other action by any Consenting Holder.  Notwithstanding the preceding sentence, the Company and any of its subsidiaries may incur senior and/or secured indebtedness during the Forbearance Period without triggering any such acceleration so long as the Consenting Holders are provided written notice of the terms of any such proposed financing and given seven days in which to match in writing such terms in their entirety (subject to definitive documentation consistent with such terms).

A copy of the Forbearance Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description is only a summary of certain terms and conditions of the Forbearance Agreement and is qualified in its entirety by the full text of such exhibit.

Silicon Valley Bank
On June 28, 2016, the Company entered into a loan and security agreement (the “SVB Agreement”) with Silicon Valley Bank (the “Bank”) that provides for a $12.9 million letter of credit facility (the “Facility”). The Facility supports the standby letter of credit issued on April 29, 2016 by the Bank (the “SVB SLOC”) in favor of Itaú Unibanco S.A. (“Itaú”) to support a bank guarantee issued by Itaú (the “Banco Nacional Guaranty”) on behalf of the Company to the Brazilian Development Bank in connection with the loan agreement entered into in 2013 between the Brazilian Development Bank and SB Oils.
On May 2, 2017 the Company amended and restated the SVB Agreement (the “Amended SVB Agreement”). The Amended SVB Agreement, and related Bank Services Pledge Agreement, set up a restricted collateral account with the Bank that will contain not less than 110% of the dollar equivalent of the face amount of all outstanding letters of credit under the Facility (the “Restricted Cash”). The initial balance in the restricted collateral account is $12.2 million. The Amended SVB Agreement also provides that the Company will keep not less than $5 million in a separate account at the Bank that will also be part of the collateral package but is not restricted cash (the “Designated Deposit Account”). The Company is subject to customary negative covenants under the Amended SVB Agreement, including a covenant that places limitations on change in control transactions. The Amended SVB Agreement contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. If an event of default occurs and continues, the Bank may declare all outstanding obligations under the Facility immediately due and payable, with all obligations being immediately due and payable without any action by the Bank if the Company (i) fails to be solvent (as defined in the Amended SVB Agreement), or (ii) begins an insolvency proceeding or an insolvency proceeding is begun against the Company that is not dismissed or stayed within 45 days. If an event of default occurs and continues, the Bank may also transfer into the restricted collateral account funds from the Designated Deposit Account such that the total balance in the restricted collateral account equals 125% of the dollar equivalent of the face amount of all outstanding letters of credit under the Facility. If a demand for payment is made under any letter of credit issued under the Facility the principal amount paid by Bank shall accrue interest at a floating per annum rate equal to 2.0% above the prime rate, which interest shall be payable on demand. The Company will pay the Bank an annual fee of 1.00% per annum with respect to letters of credit issued.
The foregoing description is only a summary of certain terms and conditions of the Amended SVB Agreement and is qualified in its entirety by reference to the Amended SVB Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017.

Item 2.02	Results of Operations and Financial Condition.
On May 3, 2017, the Company issued a press release announcing the Company’s financial results for the quarter ended March 31, 2017 and certain corporate highlights. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
As previously reported on April 3, 2017, the Company decided not to pay the interest payment due April 3, 2017 on the 2019 Notes and, as provided for in the Indenture, entered into the 30-day grace period to make such payment. The Company did not make such interest payment on May 3, 2017, which is the last day of such 30-day grace period. The Company’s failure to pay this interest payment on May 3, 2017 results in an event of default under the Indenture governing the 2019 Notes. While the event of default is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the 2019 Notes may, among other things, accelerate 100% of the principal of, and accrued and unpaid interest on, the 2019 Notes to be due and payable immediately upon such acceleration and seek immediate repayment in full of such amounts. As a result of the Forbearance Agreement described in Item 1.01 above, however, Holders of approximately 69% in aggregate principal amount of the 2019 Notes have agreed, among other things, not to take any such action under the Indenture, the 2019 Notes or otherwise with respect to such event of default as described above.
With the support of the Consenting Holders, the Company is engaged in a process to sell all, substantially all, or a portion of the Company by or before the conclusion of the Forbearance Period.  The Company is also concurrently in negotiations with its noteholders to restructure or equitize their debt if the sales process is not ultimately successful on this time frame.
The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company, including statements that involve risks and uncertainties concerning: ongoing activities to sell all or a significant portion of the Company; ongoing activities to equitize the debt of the Company’s noteholders; the prospects of the sales and/or equitization activities being successful; the impact of failure to sell all or a significant portion of the Company and/or equitize the Company’s debt; and the impact of the Indenture event of default on other Company obligations. When used herein, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of the Company, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: the Company’s ability to obtain interest on acceptable terms in the sale and/or equitization activities; early termination of the Forbearance Period; adverse responses from customers, partners and investors to the Indenture event of default, sales process or equitization process; and the impact of the Indenture event of default on the ability of the Company to recapitalize or restructure its debt or raise additional capital. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, each as updated from time to time, for a discussion of other factors that could cause the Company’s results to vary from expectations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company is not under any duty to update any of the information herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Forbearance Agreement dated May 3, 2017 among the Company and certain Holders of the 2019 Notes.
99.1	Press Release, dated May 3, 2017, entitled “TerraVia Reports First Quarter 2017 Results”.

The information contained in Item 2.02, in Item 9.01 with respect to Exhibit 99.1, and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in Item 2.02 and Item 9.01, with respect to Exhibit 99.1, of this report, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERRAVIA HOLDINGS, INC.
(Registrant)

Date:	May 3, 2017	By:	/s/ TYLER W. PAINTER
Tyler W. Painter
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Forbearance Agreement dated May 3, 2017 among the Company and certain Holders of the 2019 Notes.
99.1	Press Release, dated May 3, 2017, entitled “TerraVia Reports First Quarter 2017 Results”.